UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2018

[American Church Mortgage Company]

(Exact Name of Registrant as Specified in Charter)

Minnesota	33-87570	41-1793975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10400 Yellow Circle Drive, Suite 102 Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (952 945-9455

10237 Yellow Circle Drive, Minnetonka, Minnesota 55343

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2018, American Church Mortgage Company (the “Company”) held its 2018 annual meeting of shareholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: All four of the Company’s nominees for director as listed in the Company’s 2018 proxy statement were elected with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Votes “WITHHELD”	Broker Non-Votes
Philip J. Myers	554,390	24,000	378,938
Kirbyjon H.Caldwell	539,269	39,121	378,938
Dennis J. Doyle	549,269	29,121	378,938
Michael G. Holmquist	557,169	21,221	378,938

Proposal 2: The proposal to appoint Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the following vote:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes
783,707	101,885	74,736	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company
Date: June 20, 2018
By /s/ Scott J. Marquis Chief Financial Officer & Treasurer